Exhibit 99.1
For Immediate Release
---------------------
August 17, 2006

       NORDSTROM REPORTS SECOND QUARTER EARNINGS PER SHARE OF 67 CENTS

    SEATTLE - August 17, 2006 - Nordstrom, Inc. (NYSE: JWN) today reported net earnings of $178.8 million, or $0.67 per diluted share, for the second quarter ended July 29, 2006. For the same period last year, net earnings were $148.9 million, or $0.53 per diluted share.

    Total sales for the second quarter of 2006 increased 7.8 percent to $2.3 billion, compared to sales of $2.1 billion in the same period last year. Second quarter same-store sales increased 5.7 percent.

SECOND QUARTER HIGHLIGHTS
    Net earnings increased 20.0 percent in the second quarter compared to the same quarter last year, reflecting steady improvement in merchandise execution, inventory productivity, and expense leverage, as well as a one-time Visa/Master card settlement gain. The company continues to focus on providing a differentiated shopping experience and achieving long-term profitable growth.

   - Same-store sales increased 5.7 percent for the quarter, higher than the company's one to three percent same-store sales plan. Regular price selling was strong during the quarter and the initial response to fall merchandise was favorable. The following full-line store merchandise divisions performed above the company's average: intimate apparel, accessories, designer apparel, and cosmetics. Also notable, same-store sales in the Rack division increased 11.6 percent.

   - Gross profit, as a percent of sales, increased 26 basis points. Overall merchandise margin improved versus the prior year. Better than planned sales results drove incremental leverage on buying and occupancy expenses.

   - The same-store sales increase combined with overall on-plan expenses resulted in a 64 basis point reduction in selling, general and administrative expenses on a percent to sales basis.

   - As a result of our adoption of SFAS No. 123(R), "Share-Based Payment," we recorded compensation expense of $2.6 million in buying and occupancy costs and $4.2 million in selling, general and administrative expenses.

   - The company received a one-time payment of $5.6 million related to the Visa/MasterCard settlement gain, which was recorded in other income.

FULL YEAR RESULTS
    Year-to-date net earnings increased 22.3 percent to $310.0 million for the period ended July 29, 2006, compared to net earnings of $253.5 million for the same period last year. Earnings per diluted share for the same periods were $1.15 and $0.91, respectively.

    Year-to-date total sales increased 7.9 percent to $4.1 billion compared to prior year sales of $3.8 billion. Same-store sales increased 5.6 percent.

EXPANSION UPDATE
    No new stores were opened during the second quarter. The company will open a new relocated store at the Westfield Topanga mall in Woodland Hills, Calif., on October 6th.

SHARE REPURCHASE
    Nordstrom repurchased approximately 9.7 million shares of its common stock during the second quarter for $350.0 million. This reduction in weighted-average shares outstanding had a $0.01 impact on diluted earnings per share for the quarter.

2006 OUTLOOK
    For the fiscal year ending February 3, 2007, the company now anticipates diluted earnings per share in the range of $2.31 to $2.39, which includes an estimated expense of $0.06 per diluted share from the adoption of SFAS No. 123(R) regarding expensing of stock options. For the third quarter, the company is planning low single digit same-store sales growth and earnings per share in the range of $0.40 to $0.45.

CONFERENCE CALL INFORMATION:
    Company management will be hosting a conference call and webcast to discuss second quarter results at 4:15 p.m. (ET) today. Access to the conference call is open to the press and general public in a listen only mode. To participate, please dial 212-547-0138 ten minutes prior to the call (passcode: NORD). A telephone replay will be available for 48 hours beginning approximately one hour after the conclusion of the call by dialing 800-348-3536. Interested parties may also access the call over the Internet by visiting the Investor Relations section of the company's corporate website at http://about.nordstrom.com/aboutus/investor/webcasts.asp. An archived version of the webcast will be available at this location for 30 days.

    Nordstrom, Inc. is one of the nation's leading fashion specialty retailers, with 156 US stores located in 27 states. Founded in 1901 as a shoe store in Seattle, today Nordstrom operates 99 full-line stores, 49 Nordstrom Racks, five Faconnable boutiques, one free-standing shoe store, and two clearance stores. Nordstrom also operates 34 international Faconnable boutiques in Europe. Additionally, Nordstrom serves customers through its online presence at http://www.nordstrom.com and through its catalogs. Nordstrom, Inc. is publicly traded on the NYSE under the symbol JWN.

    Certain statements in this news release contain "forward-looking" information (as defined in the Private Securities Litigation Reform Act of
1995) that involves risks and uncertainties, including anticipated results for the fiscal year ending February 3, 2007 and the third quarter, store openings and trends in company operations. Actual future results and trends may differ materially from historical results or current expectations depending upon factors including, but not limited to, the impact of economic and competitive market forces, the impact of terrorist activity or the impact of a war on the company, its customers and the retail industry, the company's ability to predict fashion trends, consumer apparel buying patterns, trends in personal bankruptcies and bad debt write-offs, changes in interest rates, employee relations, the company's ability to continue its expansion plans, changes in government or regulatory requirements, the company's ability to control costs, weather conditions and hazards of nature. Our SEC reports, including our Form 10-K for the fiscal year ended January 28, 2006 and our Form 10-Q for the quarter ended July 29, 2006 to be filed with the SEC, contain other information on these and other factors that could affect our financial results and cause actual results to differ materially from any forward-looking information we may provide. The company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events, new information or future circumstances.


Investor Contact:                            Media Contact:
RJ Jones, 206-303-3007                       Deniz Anders, 206-373-3038

                                NORDSTROM, INC.
               CONSOLIDATED STATEMENTS OF EARNINGS - 2nd Quarter
             -----------------------------------------------------
  (unaudited; amounts in thousands, except per share data and percentages)

                                      Quarter    % of sales (1)        Quarter    % of sales (1)
                                        ended    (except as              ended    (except as
                                      7/29/06     indicated)           7/30/05     indicated)
                                     --------    ----------           --------     ---------
Net sales                          $2,270,468        100.0%         $2,106,438        100.0%
Cost of sales and related buying
     & occupancy costs             (1,446,633)       (63.7%)        (1,347,515)       (64.0%)
                                     --------                         --------
Gross profit                          823,835         36.3%            758,923         36.0%
Selling, general and
     administrative expenses         (579,552)       (25.5%)          (551,196)       (26.2%)
                                     --------                         --------
Operating income                      244,283         10.8%            207,727          9.9%
Interest expense, net                 (12,783)        (0.6%)           (10,904)        (0.5%)
Other income including
     finance charges, net              60,851          2.7%             44,970          2.1%
                                     --------                         --------
Earnings before income tax expense    292,351         12.9%            241,793         11.5%
Income tax expense                   (113,597)       (38.9%) (2)       (92,875)       (38.4%) (2)
                                     --------                         --------
Net earnings                         $178,754          7.9%           $148,918          7.1%
                                     ========                         ========
Earnings per share
     Basic                              $0.68                            $0.54
     Diluted                            $0.67                            $0.53


ADDITIONAL DATA
---------------

Weighted average shares outstanding
     Basic                            261,512                          273,379
     Diluted                          266,226                          279,169




(1) Subtotals and totals may not foot due to rounding.


(2) Percent of earnings before income taxes.

                               NORDSTROM, INC.
              CONSOLIDATED STATEMENTS OF EARNINGS - Year to Date
             -----------------------------------------------------
  (unaudited; amounts in thousands, except per share data and percentages)

                                   Six Months    % of sales (1)     Six Months    % of sales (1)
                                        ended    (except as              ended    (except as
                                      7/29/06     indicated)           7/30/05     indicated)
                                   ----------    ----------         ----------     ---------
Net sales                          $4,057,691        100.0%         $3,760,912        100.0%
Cost of sales and related buying
     & occupancy costs             (2,569,636)       (63.3%)        (2,393,680)       (63.6%)
                                   ----------                       ----------
Gross profit                        1,488,055         36.7%          1,367,232         36.4%
Selling, general and
     administrative expenses       (1,073,772)       (26.5%)        (1,016,618)       (27.0%)
                                   ----------                       ----------
Operating income                      414,283         10.2%            350,614          9.3%
Interest expense, net                 (23,534)        (0.6%)           (23,543)        (0.6%)
Other income including
     finance charges, net             114,689          2.8%             87,702          2.3%
                                   ----------                       ----------
Earnings before income tax expense    505,438         12.5%            414,773         11.0%
Income tax expense                   (195,453)       (38.7%) (2)      (161,317)       (38.9%) (2)
                                   ----------                       ----------
Net earnings                         $309,985          7.6%           $253,456          6.7%
                                   ==========                       ==========

Earnings per share
     Basic                              $1.17                            $0.93
     Diluted                            $1.15                            $0.91

ADDITIONAL DATA
---------------

Weighted average shares outstanding
     Basic                            264,501                         273,225
     Diluted                          269,556                         278,832




(1) Subtotals and totals may not foot due to rounding.

(2) Percent of earnings before income taxes.

                                   NORDSTROM, INC.
                            CONSOLIDATED BALANCE SHEETS
               -----------------------------------------------------
                         (unaudited;  amounts in thousands)


                                                      7/29/06         1/28/06          7/30/05
                                                   ----------      ----------       ----------

Assets
Current assets:
     Cash and cash equivalents                     $  280,197      $  462,656       $  462,875
     Short-term investments                                 -          54,000           34,000
     Accounts receivable, net                         712,166         639,558          701,882
     Investment in asset backed securities            354,348         561,136          515,596
     Merchandise inventories                        1,026,287         955,978          989,365
     Current deferred tax assets                      165,298         145,470          140,745
     Prepaid expenses and other                        67,452          55,359           50,101
     Restricted cash                                  150,000               -                -
                                                   ----------      ----------       ----------
Total current assets                                2,755,748       2,874,157        2,894,564
Land, buildings and equipment, net                  1,750,304       1,773,871        1,771,492
Goodwill                                               51,714          51,714           51,714
Acquired tradename                                     84,000          84,000           84,000
Other assets                                          150,911         137,607          114,643
                                                   ----------      ----------       ----------
Total assets                                       $4,792,677      $4,921,349       $4,916,413
                                                   ==========      ==========       ==========


Liabilities and Shareholders' Equity
Current liabilities:
     Accounts payable                              $  725,675      $  540,019       $  714,429
     Accrued salaries, wages and related benefits     220,026         285,982          226,307
     Other current liabilities                        378,682         409,076          365,569
     Income taxes payable                             120,074          81,617          107,713
     Current portion of long-term debt                307,463         306,618            4,840
                                                   ----------      ----------       ----------
Total current liabilities                           1,751,920       1,623,312        1,418,858
Long-term debt, net                                   624,861         627,776          923,952
Deferred property incentives, net                     356,111         364,382          355,197
Other liabilities                                     215,425         213,198          199,724
Shareholders' equity:
     Common stock, no par value: 1,000,000 shares
       authorized; 256,500, 269,549 and 273,683
       shares issued and outstanding                  751,281         685,934          646,684
     Unearned stock compensation                            -            (327)            (550)
     Retained earnings                              1,095,181       1,404,366        1,365,888
     Accumulated other comprehensive
      (loss) earnings                                  (2,102)          2,708            6,660
                                                   ----------      ----------       ----------
Total shareholders' equity                          1,844,360       2,092,681        2,018,682
                                                   ----------      ----------       ----------
Total liabilities and shareholders' equity         $4,792,677      $4,921,349       $4,916,413
                                                   ==========      ==========       ==========

                                NORDSTROM, INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
               -----------------------------------------------------
                      (unaudited;  amounts in thousands)

                                                        Six Months           Six Months
                                                             ended                ended
                                                           7/29/06              7/30/05
                                                        ----------            ---------
Operating Activities
Net earnings                                              $309,985             $253,456
Adjustments to reconcile net earnings to net
 cash provided by operating activities:
     Depreciation and amortization of
      buildings and equipment                              138,632              137,436
     Amortization of deferred property incentives
      and other, net                                       (16,280)             (15,664)
     Stock-based compensation expense                       14,083                7,474
     Deferred income taxes, net                            (31,632)               2,420
     Tax benefit of stock-based payments                    18,092               26,872
     Excess tax benefit from stock-based payments          (15,109)                   -
     Provision for bad debt expense                          6,448               10,064
     Change in operating assets and liabilities:
       Accounts receivable                                 (78,971)             (67,230)
       Investment in asset backed securities               200,803              (94,112)
       Merchandise inventories                             (79,747)             (71,717)
       Prepaid expenses                                    (11,809)                 (71)
       Other assets                                         (1,262)              (1,936)
       Accounts payable                                    192,158              191,087
       Accrued salaries, wages and related benefits        (64,777)             (67,260)
       Other current liabilities                           (29,356)                (938)
       Income taxes payable                                 38,457               (7,842)
       Property incentives                                   8,866               21,613
       Other liabilities                                       974               15,959
                                                        ----------            ---------
Net cash provided by operating activities                  599,555              339,611
                                                        ----------            ---------

Investing Activities
Capital expenditures                                      (115,720)            (131,384)
Proceeds from sale of assets                                   128                    -
Purchases of short-term investments                       (109,550)            (289,500)
Sales of short-term investments                            163,550              297,325
Increase in restricted cash                               (150,000)                   -
Other, net                                                  (2,820)                (139)
                                                        ----------            ---------
Net cash used in investing activities                     (214,412)            (123,698)
                                                        ----------            ---------

Financing Activities
Principal payments on long-term debt                        (2,312)             (98,650)
Increase in cash book overdrafts                             5,604               35,633
Proceeds from exercise of stock options                     24,700               55,413
Proceeds from employee stock purchase plan                   8,370                8,640
Excess tax benefit from stock-based payments                15,109                    -
Cash dividends paid                                        (56,249)             (40,994)
Repurchase of common stock                                (562,921)             (73,913)
Other, net                                                      97                  210
                                                        ----------            ---------
Net cash used in financing activities                     (567,602)            (113,661)
                                                        ----------            ---------
Net (decrease) increase in cash and cash equivalents      (182,459)             102,252
Cash and cash equivalents at beginning of period           462,656              360,623
                                                        ----------            ---------
Cash and cash equivalents at end of period               $ 280,197             $462,875
                                                        ==========            =========